Consent of Independent Registered Public Accounting Firm

Manas Petroleum Corporation (An Exploration Stage Company)
Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145736) of Manas Petroleum Corporation of our report dated March 17, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

Zurich, March 17, 2010

BDO Visura International

/s/ Andreas Wyss	/s/ Christoph Tschumi

Andreas Wyss	Christoph Tschumi
Auditor in Charge